GulfSlope Energy, Inc. 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GulfSlope Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200203, 333-198691 and 333-198290) of GulfSlope Energy, Inc. of our report dated December 27, 2016, relating to the financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding GulfSlope Energy, Inc.’s ability to continue as a going concern.

BDO USA, LLP

Salt Lake City, Utah

December 27, 2016